EXHIBIT 99.1

Contact:
Jay Schecter
212-981-9545
jschecter@crsco.com

CORPORATE RESOURCE SERVICES ENTERS INTO
A $12 MILLION DEBT CONVERSION AGREEMENT

NEW YORK, New York (April 25, 2012) – Corporate Resource Services, Inc. (OTCBB: CRRS), a national provider of temporary and permanent staffing services (the “Company”), announced today that it entered into a Conversion Agreement dated as of March 30, 2012 (the “Agreement”) with TS Employment, Inc. and its affiliates (collectively, “TSEI”).  Pursuant to the Agreement, TSEI converted $12 million of debt owed to it by the Company in exchange for 25,962,788 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”).  The number of Shares was determined based upon the value of the Shares as of the date of the Agreement, which was accepted as $0.4622 per Share based upon the assessment of an independent business valuation firm that took into consideration, among other things, the Shares’ lack of liquidity, the concentration of ownership of the Shares and other information provided by the Company’s management.  As of December 30, 2011, the Company owed TSEI approximately $12.5 million.

“This debt conversion significantly strengthens CRS’s balance sheet and we continue to evaluate other steps to enhance shareholder value,” said Jay Schecter, Chief Executive Officer of the Company.

About Corporate Resource Services

Corporate Resource Services, Inc. is a national provider of diversified staffing, recruiting and consulting services, including temporary staffing services, with a focus on light industrial services, the insurance industry and clerical and administrative support. The Company provides its services across a variety of industries and to a diverse range of clients ranging from sole proprietorships to Fortune 1000 companies. The Company conducts all of its business in the United States through the operation of over approximately 125 staffing and recruiting offices.

Safe Harbor Disclaimer: This press release may contain "forward-looking statements."  These statements reflect our current views with respect to future events and may include statements concerning plans, objectives, goals, strategies, future events or performance that are not statements of historical fact.  Such forward-looking statements may be identified by words such as "anticipates," "believes," "can," "continue," "could" "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "should" or "will" or the negative of these terms or other comparable terminology.  These statements, and all phases of our operations, are subject to known and unknown risks, uncertainties and other factors, including, but not limited to, the following:

●	our ability, to satisfy our working capital requirements;
●	our ability to identify suitable acquisition candidates or investment opportunities;
●	our ability to integrate any acquisitions made and fully realize the anticipated benefits of these acquisitions;
●	successor liabilities that we may be subject to as a result of acquisitions;
●	material employment related claims and costs as a result of the nature of our business;
●	our ability to retain key management personnel;
●	the financial difficulty of our clients, which may result in nonpayment of amounts owed to us;
●	significant economic downturns resulting in reduced demand for our services;
●	our ability to attract and retain qualified temporary personnel, who possess the skills and experience necessary to satisfy our clients; and
●	other risk factors as identified in our annual report on Form 10-K for the fiscal year ended September 30, 2011, and our other reports filed with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on forward-looking statements.  Our actual results, levels of activity, performance or achievements and those of our industry may be materially different from any future results, levels of activity, performance or achievements expressed or implied by forward-looking statements.  Except as required by law, we undertake no obligation to update forward-looking statements.